                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Solectron Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                      LOGO

                             SOLECTRON CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD JANUARY 12, 1999

To the Stockholders of Solectron Corporation:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Solectron Corporation (the "Company"), a Delaware corporation, will be held on Tuesday, January 12, 1999, at 9:00 a.m., local time, at The Sheraton San Jose, 1801 Barber Lane, Milpitas, California 95035, for the following purposes:

          1. To elect ten (10) directors to serve for the ensuing year and until their successors are duly elected and qualified.

          2. To amend the Company's 1992 Stock Option Plan to increase the number of shares reserved for issuance thereunder by 5,700,000 shares.

          3. To ratify the appointment of KPMG Peat Marwick LLP as independent accountants of the Company for the fiscal year ending August 27, 1999.

          4. To approve an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of Common Stock of the Company from 200,000,000 to 400,000,000 shares.

          5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on November 17, 1998 are entitled to notice of and to vote at the meeting and any adjournment thereof.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy card as promptly as possible in the postage-paid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has already returned a proxy.

                                          By Order of the Board of Directors,

                                          /s/ SUSAN WANG
                                          Susan Wang
                                          Secretary

Milpitas, California
December 11, 1998

                             YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                             SOLECTRON CORPORATION

                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

                            ------------------------

GENERAL

     The enclosed Proxy is solicited on behalf of Solectron Corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Tuesday, January 12, 1999, at 9:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at The Sheraton San Jose, 1801 Barber Lane, Milpitas, California, 95035. The Company's telephone number is (408) 957-8500.

     These proxy solicitation materials were mailed on or about December 11, 1998 to all stockholders of record at the close of business on November 17, 1998 (the "Record Date"). A copy of the Company's Annual Report to Stockholders for the year ended August 28, 1998 ("Fiscal 1998"), including financial statements, was sent to the stockholders prior to or concurrently with this Proxy Statement.

RECORD DATE; OUTSTANDING SHARES

     Stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. At the Record Date, 118,655,418 shares of the Company's Common Stock were issued and outstanding.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to the solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing a written notice of revocation bearing a later date than the proxy with the Secretary of the Company (currently Susan Wang) at or before the taking of the vote at the Annual Meeting, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to the Secretary of the Company, or hand-delivered to the Secretary of the Company at or before the taking of the vote at the Annual Meeting.

VOTING AND SOLICITATION

     On all matters other than the election of directors, each share has one vote. See "Proposal One -- ELECTION OF DIRECTORS -- Required Vote."

     The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegraph or letter.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

     While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of a controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

     In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not have any effect on the outcome of the voting on a proposal.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR ANNUAL MEETING FOR FISCAL YEAR 1999

     Proposals of stockholders of the Company which are to be presented by such stockholders at the Company's Annual Meeting for the year ending August 27, 1999 ("Fiscal 1999") must be received by the Company no later than August 6, 1999 in order that they may be included in the Proxy Statement and form of proxy relating to that meeting. Such stockholder proposals should be submitted to Solectron Corporation at 847 Gibraltar Drive, Milpitas, CA 95035 Attention:
Secretary.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

NOMINEES

     The Company's Board of Directors (the "Board") currently consists of ten persons. All ten positions on the Board are to be elected at this meeting. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the Company's nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. In the event additional persons are nominated for election as directors, the proxyholders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will ensure the election of as many of the nominees listed below as possible, and in such event, the specific nominees to be voted for will be determined by the proxyholders. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified.

     The names of the nominees, and certain information about them, are set forth below.

                                                                                             DIRECTOR
           NAME OF NOMINEE              AGE               PRINCIPAL OCCUPATION                SINCE
           ---------------              ---   ---------------------------------------------  --------
Richard A. D'Amore (1)................  45    General Partner, North Bridge Venture            1985
                                              Partners
Dr. Winston H. Chen (4)...............  57    Chairman, Paramitas Foundation                   1978
Charles A. Dickinson(1),(3),(4).......  74    Independent Management Consultant                1984
Heinz Fridrich (2),(4)................  65    Faculty, University of Florida                   1996
Dr. Philip Gerdine (2)................  59    Executive Director, Siemens AG                   1998
William Hasler (3),(4)................  56    Co-Chief Executive Officer, Aphton               1998
                                              Corporation
Dr. Kenneth E. Haughton (3)...........  70    Independent Consultant                           1985
Dr. Paul R. Low (2)...................  65    President, PRL Associates                        1993
Dr. Koichi Nishimura..................  60    President, Chief Executive Officer and           1991
                                              Chairman of the Board of the Company
Osamu Yamada (1)......................  69    Independent International Management             1994
                                              Consultant

---------------
(1) Member of the Nominating Committee.

(2) Member of the Audit and Finance Committee.

(3) Member of the Compensation Committee.

(4) Member of Information Technology Committee.

     Except as set forth below, each of the nominees has been engaged in his principal occupation set forth above during the past five (5) years. There is no family relationship between any director or executive officer of the Company.

     Dr. Koichi Nishimura has served as a director of the Company since 1991, and Chairman of the Board since September 1996. He has served as Chief Executive Officer since 1992 and President since 1990. He was Co-Chief Executive Officer from 1991 to 1992 and Chief Operating Officer from 1988 to 1991. From 1964 to 1988, Dr. Nishimura was employed by International Business Machines Corporation ("IBM") in various technology and management positions. He also serves as a director of Merix Corporation.

     Dr. Winston H. Chen is a founder of the Company and has served as a director of the Company since 1978, Chairman of the Board of Directors from 1990 to March 1994, President from 1979 to 1990, Chief Executive Officer from 1984 to 1991, and as Co-Chief Executive Officer from 1991 to 1992. Dr. Chen is currently Chairman of Paramitas Foundation, a position he has held since 1990. From 1970 to 1978, Dr. Chen served as Process Technology and Development Manager of IBM. He also serves as a director of Intel Corporation and Edison International.

     Mr. Richard A. D'Amore has served as a director of the Company since 1985. Mr. D'Amore is a general partner of North Bridge Venture Partners. He also serves as a director of Veeco Instruments Inc., and Xionics Document Technologies, Inc.

     Mr. Charles A. Dickinson has served as a director of the Company since 1984, and served as Chairman of the Board of Directors from 1986 to 1990 and from 1994 to September 1996. He served as an independent management consultant to the Company from 1991 to 1993. He served as President, Solectron Europe, from 1993 to February 1996. From 1986 to 1990, Mr. Dickinson was Chairman of the Board of Directors, President and Chief Executive Officer of Vermont Micro Systems, Inc. He also serves as a director of Trident Microsystems, Inc., and LeCroy Corporation.

     Mr. Heinz Fridrich has served as a director of the Company since April 1996. He has been a member of the faculty of the University of Florida since 1993. From 1950 to 1993, Mr. Fridrich held a number of manufacturing and operations management positions in Europe and the United States with IBM. He also serves as a director of Central Hudson Gas & Electric Company and Veeco Instruments, Inc.

     Dr. Philip V. Gerdine has served as a director of the Company since May 1998. Dr. Gerdine served as Executive Director, Siemens AG and as managing director of The Plessey Company from September 1989 to

September 1998 and previously was Vice President-Corporate Development of Siemens Corporation. Dr. Gerdine has held senior management positions with General Electric Co., Price Waterhouse and The Boston Consulting Group. He currently serves as a director of Applied Materials, Inc.

     Mr. William A. Hasler has served as a director of the Company since May 1998. Mr. Hasler is currently co-chief executive officer of Aphton Corporation, an international biotechnology firm. Prior to joining Aphton, he was Dean and Department Chair of the Haas School of Business at the University of California, Berkeley. He currently serves as a director of Quickturn Design Systems, Inc., Walker Interactive Systems Inc., TCSI Corporation and Tenera, Inc.

     Dr. Kenneth E. Haughton has served as a director of the Company since 1985. Since 1991, Dr. Haughton has been an independent consultant. From 1990 to 1991, he was Vice President of Engineering at Da Vinci Graphics. From 1989 to 1990, Dr. Haughton was an independent consultant, and from 1982 to 1989, he served as Dean of Engineering at Santa Clara University. He also serves as a director of Seagate Technology.

     Dr. Paul R. Low has served as a director of the Company since 1993. He is currently President of PRL Associates, a position he has held since 1992. Dr. Low worked for IBM from 1957 to 1992. During his tenure at IBM, Dr. Low held senior management and executive positions with successively increasing responsibility, including President, General Technology Division and IBM Corporate Vice President; President of General Products Division; and General Manager, Technology Products business line, also serving on IBM's corporate management board. He also serves as a director of Applied Materials, Inc., Veeco Instruments, Inc., NCD and Xion.

     Mr. Osamu Yamada has served as a director of the Company since 1994. Mr. Yamada has been an independent international business consultant since November 1996. From October 1991 to November 1996, Mr. Yamada served as an advisor to The Mitsubishi Bank, Limited and the Bank of Tokyo/Mitsubishi. From 1990 to 1991, he was Chairman and Chief Executive Officer of BankCal Tri-State Corporation, a wholly owned subsidiary of The Mitsubishi Bank, Limited. From 1987 to 1990, he was Senior Managing Director of The Mitsubishi Bank, Limited, and in an overlapping period from 1985 to 1990, he was also Chairman, President and Chief Executive Officer of Bank of California. Prior to 1985, he held a number of key management positions with The Mitsubishi Bank, Limited organization. Mr. Yamada currently serves on a number of boards of major universities and cultural centers.

     There is no family relationship among any of the foregoing individuals.

BOARD MEETINGS AND COMMITTEES

     The Board held a total of 6 regular meetings and 9 telephonic meetings during Fiscal 1998.

     During Fiscal 1998, each director attended more than 75% of the meetings of the Board and meetings of committees upon which such director served.

     The Audit and Finance Committee of the Board currently consists of Dr. Paul
R. Low, Heinz Fridrich and Dr. Philip Gerdine. This committee oversees the Company's internal financial control systems and procedures, reviews and approves the Company's financial statements and coordinates and approves the activities of the Company's auditors. The Audit Committee held 6 meetings during Fiscal 1998.

     The Compensation Committee of the Board is currently composed of Dr. Kenneth E. Haughton, Charles A. Dickinson and William Hasler. This committee is responsible for establishing compensation guidelines for executives of the Company, reviewing and approving executive bonus plans and providing guidance with respect to other compensation issues, such as incentive stock option grants. The Compensation Committee held a total of 2 meetings during Fiscal 1998.

     The Nominating Committee of the Board currently consists of Charles A. Dickinson, Dr. Winston H. Chen, Richard A. D'Amore and Osamu Yamada. This committee is responsible for the development of general criteria regarding the qualifications and selection of board members and recommends candidates for election to the Board. The Nominating Committee held 1 meeting during Fiscal 1998.

     The Information Technology Committee of the Board was recently established and currently consists of Heinz Fridrich, Charles A. Dickinson and William Hasler. This committee is responsible for addressing the

Company's Information Technology needs from the Board's perspective. The Information Technology Committee held no meetings during Fiscal 1998.

DIRECTOR COMPENSATION

     Directors who are not employees of the Company ("Outside Directors") receive annual retainers of $16,800. In addition, each Outside Director is paid $2,200 for each meeting of the Board attended, as well as $500 for each telephonic meeting of the Board attended, in Fiscal 1998. Outside Directors may also receive consulting fees for projects completed at the request of management. Employee directors are not compensated for their service on the Board or on committees of the Board.

     Options to purchase shares of the Company's Common Stock are granted to Outside Directors under the 1992 Stock Option Plan (the "Option Plan") only in accordance with an automatic, non-discretionary grant mechanism. The Option Plan provides, with respect to Outside Directors, for an automatic grant on December 1 of each year of a nonstatutory option to purchase six thousand (6,000) shares (pro rata for the portion of the first fiscal year of service as an Outside Director) of the Company's Common Stock at a per share exercise price of one hundred percent (100%) of the fair market value on the date of grant. Please see "Proposal Two -- Amendment of 1992 Stock Option Plan -- Automatic Grants to Outside Directors."

REQUIRED VOTE

     Each stockholder voting in the election of directors is entitled to cumulate such stockholder's votes. Each stockholder who elects to cumulate votes shall be entitled to as many votes as equals the number of directors to be elected multiplied by the number of shares held by such stockholder, and the stockholder may cast all such votes for a single director or distribute such votes among as many candidates as the stockholder may see fit. However, no stockholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting prior to the voting of the intention to cumulate the votes. The ten nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law. Abstentions and shares held by brokers that are present but not voted, because the brokers were prohibited from exercising discretionary authority ("Broker Non-Votes"), will be counted as present for purposes of determining the presence or absence of a quorum.

                   THE BOARD OF DIRECTORS RECOMMENDS THAT THE
               STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED ABOVE.

                                  PROPOSAL TWO

                      AMENDMENT OF 1992 STOCK OPTION PLAN

GENERAL

     The Company's 1992 Stock Option Plan (the "Option Plan") was adopted by the Board in October 1992 and approved by the stockholders in January 1993, and a total of one million, six hundred thousand (1,600,000) shares of Common Stock were initially reserved for issuance thereunder. In September 1993, the Board amended the Option Plan to increase the number of shares reserved for issuance thereunder to an aggregate of four million (4,000,000) shares, and such amendment was approved by the stockholders in January 1994. In November 1994, the Board approved an amendment to the Option Plan increasing the number of shares reserved for issuance thereunder by two million (2,000,000) shares to an aggregate of six million (6,000,000) shares, and such amendment was approved by the stockholders in January 1995. On September 25, 1996, the Board approved an amendment to the Option Plan increasing the number of shares reserved for issuance thereunder by two million, five hundred thousand (2,500,000) shares to an aggregate of eight million, five hundred thousand (8,500,000) shares, and such amendment was approved by the stockholders in January 1997. On November 18, 1998 the Board approved an amendment to the Option Plan increasing the number of shares reserved for issuance thereunder by five million, seven hundred thousand (5,700,000) shares to an aggregate of fourteen million, two hundred thousand (14,200,000) shares.

     The Board of Directors believes that it is in the Company's best interest to amend the Option Plan and increase the number of shares reserved for issuance thereunder so that the Company may attract and retain high quality employees necessary to build the Company's infrastructure and continue to provide ongoing incentives to the Company's employees in the form of options to purchase the Company's Common Stock.

     The Option Plan provides for the granting to employees of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for the granting of nonstatutory options to employees, directors and consultants.

PURPOSE

     The principal purpose of the Option Plan is to provide equity incentives to the Company's employees, consultants and Outside Directors by enabling them to participate in the Company's success and to encourage the participants' continued service to the Company.

ADMINISTRATION

     The Option Plan may be administered by the Board of Directors or by a committee, and is currently being administered by the Compensation Committee of the Board of Directors (the "Administrator"). Grants of options under the Plan shall be made by the Board or a committee. No member of the Board or committee may vote on any option to be granted him or take part in any consideration of the Plan as it may apply to him. Grants of options to directors who are employees may be made by the Board if a majority of the directors are "disinterested persons" or by a committee consisting of two or more "disinterested persons," and grants of options to nonemployee directors may be made only as described in the "Eligibility" section below. The interpretation and construction of any provision of the Option Plan is within the sole discretion of the Board or committee, whose determination is final and conclusive. Members of the Board or committee receive no additional compensation for their services in connection with the administration of the Option Plan. Copies of the Option Plan are available upon request at the Company's principal executive offices.

ELIGIBILITY

     The Option Plan provides that options may be granted to employees (including officers and directors who are also employees), consultants of the Company or any parent or majority-owned subsidiary and Outside Directors. Incentive stock options may be granted only to employees. The Administrator selects the optionees and determines the number of shares to be subject to each option and the time or times at which shares become exercisable under the option. In making such determination, the duties and responsibilities of the employee or consultant, the value of his or her services, his or her present and potential contribution to the success of the Company, the anticipated number of years of future service and other relevant factors are taken into account. Generally, such options become exercisable or "vest" at the rate of one forty-eighth ( 1/48) of the shares subject to the option per month. Each option may be exercised only to the extent it is vested. As of November 17, 1998, there were options to purchase 9,775,841 shares outstanding under the Option Plan, and there were approximately 2,000 employees eligible to participate in the Option Plan.

AUTOMATIC GRANTS TO OUTSIDE DIRECTORS

     The Option Plan provides that nonstatutory options are automatically granted to Outside Directors on a yearly basis on December 1, in order to provide an incentive to Outside Directors of the Company (the "Automatic Grant Program"). The initial grant of six thousand (6,000) shares is pro rated for the portion of the first fiscal year of service as an Outside Director. The exercise price of options granted under the Automatic Grant Program is the fair market value of the Company's Common Stock on the date of the automatic grant. Outside Directors may not be granted options under the Option Plan except under the Automatic Grant Program. Options granted to Outside Directors become exercisable cumulatively with respect to one-twelfth ( 1/12) of the underlying shares on the first day of each month following the date of grant of such option. Options granted to Outside Directors have a term of five (5) years from the date of grant.

TERMS OF OPTIONS

     The terms of options granted under the Option Plan (other than options granted to Outside Directors pursuant to the Automatic Grant Program (the "Outside Director Options") are determined by the Administrator. Each option granted under the Option Plan is evidenced by a written stock option agreement between the Company and the optionee and is subject to the following additional terms and conditions:

     (a) Exercise of Option. Options under the Option Plan generally become exercisable as to one forty-eighth ( 1/48) of the underlying shares after each month from the date of grant.

     An option granted under the Option Plan is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company. Payment for shares issued upon exercise of an option may consist of cash, check, promissory note, other shares of the Company's Common Stock or any combination of such methods of payment, or such other consideration and method of payment as is permitted under the Delaware General Corporation Law.

     (b) Exercise Price. The per share exercise price of options granted under the Option Plan (other than Outside Director options) is determined by the Administrator and, in the case of incentive stock options, may not be less than one hundred percent (100%) of the fair market value on the date of grant. However, in the case of incentive stock options granted to an optionee who owns more than ten percent (10%) of the voting power or value of all classes of stock of the Company, the per share exercise price must not be less than one hundred ten percent (110%) of the fair market value on the date of grant. The exercise price of nonstatutory options may be less than one hundred percent (100%), but shall be no less than eighty-five percent (85%), of the fair market value of the Company's Common Stock on the date of grant, if the Administrator determines that a discount from the fair market value is appropriate in lieu of the payment of a reasonable amount of salary or cash bonus to the optionee. For so long as the Company's Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange (the "NYSE"), the fair market value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the date of grant of the Option, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.

     (c) Termination of Status as an Employee, Consultant or Outside
Director. If the optionee's employment or consulting relationship with the Company or status as an Outside Director is terminated for any reason (other than death or disability), options may be exercised within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Administrator) after such termination as to all or part of the shares as to which the optionee was entitled to exercise at the date of such termination.

     (d) Death or Disability of Optionee. Options may be exercised within no more than six (6) months following termination because of a permanent and total disability or by the employee's estate after his or her death.

     (e) Term and Termination of Options. Options granted under the Option Plan may have a term of ten (10) years and generally have a term of seven (7) years from the date of grant. No option may be exercised by any person after the expiration of its term. In the case of an incentive stock option granted to an optionee who, immediately before the grant of such option, owns more than ten percent (10%) of the voting power or value of all classes of stock of the Company, the term of such incentive stock option may not exceed five (5) years.

     (f) Non-Transferability of Options. An option is not transferable by the optionee, other than by will or the laws of descent or distribution, and is exercisable during the optionee's lifetime only by the optionee. In the event of the optionee's death, options may be exercised by a person who acquires the right to exercise the option by bequest or inheritance.

     (g) Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Option Plan as may be determined by the Administrator.

CHANGES IN CAPITALIZATION

     In the event a change, such as a stock split or stock dividend payable in Common Stock, is made in the Company's capitalization, which results in an exchange of Common Stock for a greater or lesser number of shares without receipt of consideration by the Company, appropriate adjustment shall be made in the option price and number of shares subject to outstanding options. Appropriate adjustment will also be made in the number of shares of Common Stock which have been authorized for issuance under the Option Plan but as to which no options have yet been granted or which have been returned to the Option Plan upon cancellation of an option. Such adjustments shall be made by the Board of Directors, whose determination shall be final and conclusive, subject to any required action by the stockholders of the Company.

     In the event of the proposed dissolution or liquidation of the Company, options outstanding under the Option Plan will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may in the exercise of its discretion, declare that any outstanding option shall terminate as of a date fixed by the Board and give each optionee the right to exercise his or her option as to all or any part of the optioned stock, including shares as to which the option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, outstanding options shall be assumed or an equivalent option shall be substituted by such successor corporation (or a parent or subsidiary of such successor corporation), unless such successor corporation does not agree to assume the options or to substitute an equivalent option, in which case the optionee shall have the right to exercise all outstanding options as to all of the optioned stock, including shares as to which the option would not otherwise be exercisable. If the Board makes an outstanding option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the optionee that his or her outstanding options shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the option will terminate upon the expiration of such period.

AMENDMENT AND TERMINATION OF THE OPTION PLAN

     Except with respect to the Automatic Grant Program, the Board may amend or terminate the Option Plan from time to time in such respects as the Board may deem advisable; provided that, to the extent necessary and desirable to comply with Rule 16b-3 promulgated under the Exchange Act, or with Section 422 of the Code or any other successor or applicable law or regulation, the Company shall obtain stockholder approval of any Option Plan amendment in such a manner and to such a degree as is required by the applicable law, rule or regulation. The Automatic Grant Program may only be amended once every six (6) months. Any amendment or termination of the Option Plan shall not affect options already granted and such options shall remain in full force and effect as if the Option Plan had not been amended or terminated, unless mutually agreed otherwise between the optionee and the Administrator, which agreement must be in writing and signed by the optionee and the Company.

     The Option Plan will continue to require stockholder approval of amendments in accordance with federal tax laws and regulations applicable to incentive stock option plans, to the extent the Company desires that the Option Plan continue to qualify for the grant of incentive stock options thereunder. The Code and the rules and regulations thereunder governing incentive stock option plans currently require stockholder approval for any increase in the number of shares issuable under a plan and for changes in the eligibility standards under a plan.

     In any event, the Option Plan shall terminate in 2002. Any options outstanding under the Option Plan at the time of termination shall remain outstanding until they expire by their terms.

TAX INFORMATION

     Options granted under the Option Plan may be either "incentive stock options," as defined in Section 422 of the Code or nonstatutory options.

     Incentive Stock Options. If an option granted under the Option Plan is an incentive stock option, the optionee will recognize no income upon grant of the incentive stock option and incur no tax liability due to the exercise unless the optionee is subject to the alternative minimum tax. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least two (2) years after grant of the option and one (1) year after receipt of the shares by the optionee, any gain will be treated as long-term capital gain. If these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or ten percent (10%) stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain recognized by the optionee on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as capital gain or loss.

     Nonstatutory Options. All other options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the option price. In certain circumstances, where the shares are subject to a substantial risk of forfeiture when acquired or where the optionee is an officer, director or ten percent (10%) stockholder of the Company, the date of taxation may be deferred unless the optionee files an election with the Internal Revenue Service under Section 83(b) of the Code. The income recognized by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain or loss. The Company will be entitled to a tax deduction in the amount and at the time that the Optionee recognizes ordinary income with respect to shares acquired upon exercise of a nonstatutory option.

     The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company, with respect to the grant and exercise of options under the Option Plan, does not purport to be complete and does not discuss the income tax laws of any municipality, state or foreign country in which an optionee may reside.

STOCK PRICE

     The closing price of a share of the Company's Common Stock on the NYSE on November 17, 1998 was $68.

PLAN BENEFITS

     The Company cannot now determine the exact number of options to be granted in the future to the executive officers named under "EXECUTIVE OFFICER COMPENSATION -- Summary Compensation Table," all current executive officers as a group or all other employees (including current officers who are not executive officers) as a group. See "EXECUTIVE OFFICER COMPENSATION -- Stock Option Grants and Exercises" for the number of stock options granted to the executive officers named in the Summary Compensation Table in fiscal 1998. In fiscal 1998, options to purchase 105,000 shares of Common Stock of the Company were granted to all current executive officers as a group and options to purchase 2,172,605 shares of Common Stock of the Company were granted to all other employees (including current officers who are not executive officers) as a group.

REQUIRED VOTE

     The affirmative vote of a majority of the votes cast is required to approve the amendment to the Company's Option Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO THE 1992 STOCK OPTION PLAN.

                                 PROPOSAL THREE

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected KPMG Peat Marwick LLP ("KPMG"), independent public accountants, to audit the financial statements of the Company for Fiscal 1999. KPMG has audited the Company's financial statements since the Company's 1985 fiscal year. Representatives of KPMG are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting is required to ratify the appointment of KPMG.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

                                 PROPOSAL FOUR

             APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION

     The Board of Directors has determined that it is in the best interests of the Company and its stockholders to amend the first paragraph of Article Four of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 200,000,000 to 400,000,000 shares. Accordingly, the Board of Directors has unanimously approved the proposed amendment to the first paragraph of Article Four of the Certificate of Incorporation in the form set forth on Exhibit A attached hereto (the "Amendment") and hereby solicits the approval of the Company's stockholders of the Amendment. If the stockholders approve the Amendment, the Board of Directors currently intends to file an amendment to the Company's Certificate of Incorporation reflecting the Amendment with the Secretary of State of the State of Delaware as soon as practicable following such stockholder approval. If the Amendment is not approved by the stockholders, Article Four of the existing Certificate of Incorporation will continue in effect.

     The objective of the increase in the authorized number of shares of Common Stock is to ensure that the Company has sufficient shares available for future issuances. The Board of Directors believes that it is prudent to increase the authorized number of shares of Common Stock to the proposed levels in order to provide a reserve of shares available for issuance to meet business needs as they arise. Such future activities may include, without limitation, establishing strategic relationships with corporate partners, providing equity incentives to employees, officers or directors, funding future financings or acquisitions or effecting stock splits or dividends. Although the Company in the ordinary course of its business evaluates potential acquisitions of companies, products and technologies, the Company has no present commitments, agreements or ongoing negotiations with respect to any such acquisitions or financings involving the issuance of its Common Stock.

POSSIBLE EFFECTS OF THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION

     If the stockholders approve the proposed Amendment, the Board of Directors may cause the issuance of additional shares of Common Stock without a further vote of the stockholders of the Company, except as provided under Delaware corporate law or under the rules of the NYSE or any securities exchange on which shares of Common Stock of the Company are then listed. The issuance of additional shares of Common Stock would decrease the proportionate equity interest of the Company's current stockholders and, depending upon the price paid for such additional shares, could result in dilution to the Company's current stockholders.

REQUIRED VOTE

     The affirmative vote of at least a majority of the outstanding shares of Common Stock of the Company is required to approve the Amendment to the Certificate of Incorporation increasing the number of authorized shares of Common Stock. Abstentions will each be counted as votes against the proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act and regulations of the Securities and Exchange Commission (the "SEC") thereunder require the Company's executive officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of initial ownership and changes in ownership with the SEC. Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons that no other reports were required for such persons, the Company believes that, during Fiscal 1998 all of the Section 16(a) filing requirements applicable to its executive officers, directors and ten percent (10%) stockholders were complied with.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has entered into indemnification agreements with its executive officers, directors and certain significant employees containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These agreements provide, among other things, for indemnification of the executive officers, directors and certain significant employees in proceedings brought by third parties and in stockholder derivative suits. Each agreement also provides for advancement of expenses to the indemnified party. The agreements have been approved by the majority vote of the disinterested stockholders of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of November 17, 1998 information relating to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock, (ii) each director, (iii) each of the executive officers named in the Summary Compensation Table, (iv) and all directors and executive officers as a group.

                                                                           APPROXIMATE
                        NAME                          AMOUNT OWNED(1)    PERCENTAGE OWNED
                        ----                          ---------------    ----------------
The Equitable Companies Incorporated
  787 Seventh Avenue
  New York, NY 10019................................    18,162,890(2)         15.30%
FMR Corporation
  82 Devonshire Street
  Boston, MA 02109-3614.............................    17,232,096(2)         14.52%
Montag & Caldwell
  3343 Peachtree Road N.E
  Atlanta, GA 30326.................................     9,934,009(3)          8.37%
Dr. Winston H. Chen.................................       672,000(4)             *
Susan Wang..........................................       342,945(5)             *
Dr. Koichi Nishimura................................       337,722(6)             *
Walter W. Wilson....................................       265,849(7)             *
Ken Tsai............................................       229,404(8)             *
Charles A. Dickinson................................       140,756(9)             *
Dr. Kenneth E. Haughton.............................        62,200(10)            *
Dr. Paul R. Low.....................................        48,000(11)            *
Richard A. D'Amore..................................        42,000(12)            *
Dr. Saeed Zohouri...................................        34,825(13)            *
Stephen T. Ng.......................................        28,250(14)
Osamu Yamada........................................        24,250(15)            *
Heinz Fridrich......................................        12,000(16)            *
David Kynaston......................................        11,718(17)
Dr. Philip Gerdine..................................           700                *
William Hasler......................................             0                *
All directors and executive officers as a group
  (16 persons)......................................                            1.9%

---------------
  *  Less than one percent (1%).

 (1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of the Company's Common Stock subject to options held by that person that will be exercisable on or before January 17, 1999, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

 (2) Calculated as of most recent 13G filing.

 (3) Calculated as of November 17, 1998.

 (4) Includes 36,000 shares issuable upon the exercise of stock options that are exercisable on or before January 17, 1999.

 (5) Includes 143,936 shares issuable upon the exercise of stock options that are exercisable on or before January 17, 1999.

 (6) Includes 161,561 shares issuable upon the exercise of stock options that are exercisable on or before January 17, 1999.

 (7) Includes 141,688 shares issuable upon the exercise of stock options that are exercisable on or before January 17, 1999.

 (8) Includes 196,030 shares issuable upon the exercise of stock options that are exercisable on or before January 17, 1999.

 (9) Includes 50,490 shares issuable upon the exercise of stock options that are exercisable on or before January 17, 1999.

(10) Includes 42,000 shares issuable upon the exercise of stock options that are exercisable on or before January 17, 1999.

(11) Includes 48,000 shares issuable upon the exercise of stock options that are exercisable on or before January 17, 1999.

(12) Includes 42,000 shares issuable upon the exercise of stock options that are exercisable on or before January 17, 1999.

(13) Includes 29,649 shares issuable upon the exercise of stock options that are exercisable on or before January 17, 1999.

(14) Includes 9,716 shares issuable upon the exercise of stock options that are exercisable on or before January 17, 1999.

(15) Includes 24,250 shares issuable upon the exercise of stock options that are exercisable on or before January 17, 1999.

(16) Includes 11,000 shares issuable upon the exercise of stock options that are exercisable on or before January 17, 1999.

(17) Includes 11,718 shares issuable upon the exercise of stock options that are exercisable on or before January 17, 1999.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table shows, as to the Chief Executive Officer and each of the four other most highly compensated executive officers, information concerning compensation for services to the Company in all capacities.

                                                                          LONG-TERM
                                              ANNUAL COMPENSATION(1)   COMPENSATION(2)    ALL OTHER
                                              ----------------------    OPTIONS/SARS     COMPENSATION
     NAME AND PRINCIPAL POSITION       YEAR   SALARY($)    BONUS($)        (#)(2)           ($)(3)
     ---------------------------       ----   ----------   ---------   ---------------   ------------
Dr. Koichi Nishimura.................  1998    $491,552    $546,991        45,000           $7,650
  President, Chief Executive Officer
     and                               1997     475,020     446,999        70,000            5,695
  Chairman of the Board of Directors   1996     464,483     360,000        40,000            5,410
Dr. Saeed Zohouri....................  1998     358,926     378,162        15,000            4,485
  Senior Vice President, Chief         1997     249,890     348,364        60,000            3,145
  Technology Officer and President,    1996     177,694     269,917        30,000            2,477
  Solectron North America Corporation
Walter W. Wilson.....................  1998     358,022     339,521        15,000            4,575
  Senior Vice President and
     President,                        1997     268,268     314,609        20,000            3,110
  Solectron the Americas               1996     256,913     265,391        15,000            3,053
Ken Tsai.............................  1998     250,490     285,226        15,000              295
  Senior Vice President and
     President,                        1997     224,978     339,119        30,000              863
  Solectron Asia                       1996     155,767     303,224        15,000              755
Susan Wang...........................  1998     380,962     322,877        15,000            4,485
  Senior Vice President, Chief         1997     249,990     276,841        24,000            2,832
  Financial Officer and Secretary      1996     207,691     227,071        15,000            2,795

---------------
(1) Perquisites are not included since the aggregate amount is less than the lesser of $50,000 or 10% of salary and bonus, in accordance with regulations promulgated by the SEC; therefore, the Other Annual Compensation has not been included in this table.

(2) The Company has not granted any stock appreciation rights or restricted stock awards and does not have any Long-Term Incentive Plans as that term is defined in regulations promulgated by the SEC.

(3) Amounts represent the Company's contributions to a 401(k) plan and the taxable benefit of premium payments under split dollar life insurance policies.

STOCK OPTION GRANTS AND EXERCISES

     The following tables set forth, for the executive officers named in the Summary Compensation Table, the stock options granted under the Company's stock option plans and the options exercised by such executive officers during Fiscal 1998.

STOCK OPTION GRANTS IN FISCAL 1998

                                               INDIVIDUAL GRANTS
                              ---------------------------------------------------   POTENTIAL REALIZABLE VALUE
                                          PERCENT OF                                  AT ASSUMED ANNUAL RATES
                                         TOTAL OPTIONS                              OF STOCK PRICE APPRECIATION
                              OPTIONS     GRANTED TO     EXERCISE OR                    FOR OPTION TERM(2)
                              GRANTED    EMPLOYEES IN    BASE PRICE    EXPIRATION   ---------------------------
            NAME               (#)(1)     FISCAL YEAR     ($/SHARE)       DATE         5%($)         10%($)
            ----              --------   -------------   -----------   ----------   -----------   -------------
Koichi Nishimura............   45,000        1.72%        $43.8125      9/24/04      $802,623      $1,870,455
Saeed Zohouri...............   15,000         .57%        $43.8125      9/24/04      $267,541      $  623,485
Walter W. Wilson............   15,000         .57%        $43.8125      9/24/04      $267,541      $  623,485
Ken Tsai....................   15,000         .57%        $43.8125      9/24/04      $267,541      $  623,485
Susan Wang..................   15,000         .57%        $43.8125      9/24/04      $267,541      $  623,485

---------------
(1) These options become exercisable as to one forty-eighth ( 1/48th) of the shares after each month from the date of grant.

(2) Potential realizable value is based on an assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the seven (7) year option term. Potential realizable value is shown net of exercise price. These amounts are calculated based on the regulations promulgated by the SEC and do not reflect the Company's estimate of future stock price growth.

AGGREGATED OPTION EXERCISES IN FISCAL 1998 AND YEAR-END VALUES

                                                                TOTAL NUMBER OF
                                                              UNEXERCISED OPTIONS          VALUE OF UNEXERCISED,
                                                                    HELD AT              IN-THE-MONEY OPTIONS HELD
                            SHARES                            FISCAL YEAR END(#)         AT FISCAL YEAR END($)(2)
                           ACQUIRED          VALUE        ---------------------------   ---------------------------
         NAME           ON EXERCISE(#)   REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----           --------------   --------------   -----------   -------------   -----------   -------------
Koichi Nishimura......     105,896         $2,837,692       233,785        95,319       $6,241,557     $1,398,201
Saeed Zohouri.........     188,116         $  873,021        93,426        66,366       $2,186,950     $1,225,950
Walter W. Wilson......           0         $        0       173,646        31,354       $4,894,912     $  466,335
Ken Tsai..............      10,000         $  184,687       196,116        38,884       $5,449,891     $  641,670
Susan Wang............      40,000         $1,012,500       175,561        33,439       $4,934,159     $  509,088

---------------
(1) Fair market value of underlying securities at exercise minus the exercise price.

(2) Calculated based upon the August 28, 1998 fair market value share price of $44.4375 less the share price to be paid upon exercise. There is no guarantee that if and when these options are exercised they will have this value.

                         COMPENSATION COMMITTEE REPORT

INTRODUCTION

     The Compensation Committee (the "Committee") of the Board is charged with the responsibility of reviewing all aspects of the Company's executive compensation programs and administering the Company's stock option plans. In Fiscal 1998, the members of the Committee were Messrs. Haughton, Dickinson and Hasler, all of whom are non-employee directors of the Company. The Committee meets at the beginning of each fiscal year to establish target base compensation levels for the Company's executive officers for the following fiscal year and to finalize bonuses for the previous fiscal year.

COMPENSATION PHILOSOPHY

     The Company's executive compensation policies are designed to attract and retain qualified executives who will contribute to the Company's long-term success, to reward executives for achieving the Company's financial goals, and to link executive compensation and stockholder interests through bonuses and equity-based plans. The Committee believes that strong financial performance, on a sustained basis, is the most certain avenue through which the Company can positively affect long-term stockholder return. Furthermore, the Company believes that, in order to attract and retain the most qualified executives in the industry, its compensation policies must be competitive with other companies of comparable size and in similar industries and must reinforce strategic performance objectives through the use of incentive compensation programs. In order to provide incentive to executive officers, a large percentage of their annual compensation is paid as a bonus. The amount of the bonus for each person is determined on the basis of several indicators of corporate performance as outlined below.

COMPENSATION PLANS

     The following are the key components of the Company's executive officer compensation:

     Base Compensation. The Committee establishes base salaries for executive officers based on its review of base salaries of executive officers in companies of comparable size and in similar industries. A majority of the companies used by the Committee in its review of salaries of other companies are a part of the H&Q Technology Index used in the "Performance Graph" below.

     Bonuses. The Company's executive bonus plan provides for incentive compensation to the Company's executive officers and other key employees and is determined cumulatively on a quarterly basis based principally on certain performance measures. The performance measures include worldwide corporate performance, site performance and individual performance. Worldwide and site performance are measured based on targets with respect to the Company's profit before taxes, inventory turns, days sales outstanding and return on assets. The Committee believes that these factors are indicative of overall corporate performance and stockholder value. Individual performance is measured based on goals related to each person's function within the organization. Employees accrue bonuses each quarter based on performance against year-to-date profit and asset utilization targets. However, only approximately 26% of such accrued bonuses vest and are payable quarterly. The remaining accrued bonus balances vest at the fiscal year end and are payable upon final determination of earned bonuses.

     Long-Term Incentive Compensation. The Company's Option Plan provides for long-term incentive compensation for employees of the Company, including executive officers. A significant portion of the total compensation package for the Company's executive officers is in the form of stock option awards. These awards give employees an equity interest in the Company, thereby aligning the interests of executive officers and stockholders and providing incentive to maximize stockholder value.

COMPANY PERFORMANCE AND CHIEF EXECUTIVE OFFICER COMPENSATION

     The compensation for the Company's Chief Executive Officer ("CEO") for Fiscal 1998 was comprised of a base salary component and a bonus component. The Committee met at the beginning of Fiscal 1998 and reviewed CEO compensation for companies of comparable size and similar industries in order to establish a base salary for the Company's CEO. The Committee established a close tie between Company performance and CEO compensation by designating a large portion of total annual compensation as bonus. The Committee established corporate performance goals including profit before taxes, inventory turns, days sales outstanding and return on assets. At the beginning of Fiscal 1999, the Committee evaluated the Company's Fiscal 1998 performance in light of the goals established in the previous year. The Committee found that these corporate performance target levels had been met or exceeded and that in addition, the Company's CEO had exceeded his personal performance goals for strategic leadership, growth, increase in stockholder value and organizational and human resource development thereby entitling him to his full bonus payment.

MEMBERS OF THE COMPENSATION COMMITTEE

    Dr. Kenneth E. Haughton
     Charles A. Dickinson
     William Hasler

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of Kenneth E. Haughton, Charles A. Dickinson or William Hasler, the members of the Compensation Committee, is an executive officer of any entity for which any executive officer of the Company serves as a director or a member of the Compensation Committee.

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total return on the S&P 500 Index and the H&Q Technology Index for the five fiscal years commencing August 31, 1993 and ended August 31, 1998, assuming an investment of $100 and the reinvestment of any dividends.

     The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the Company's Common Stock.

                            CUMULATIVE TOTAL RETURN

                                                                             H&Q TECHNOLOGY
                                        SOLECTRON         S&P 500 INDEX           INDEX
AUG-93                                     100                 100                 100
AUG-94                                     154                 103                 119
AUG-95                                     179                 122                 203
AUG-96                                     187                 142                 203
AUG-97                                     419                 195                 325
AUG-98                                     444                 223                 305

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Company may recommend.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ SUSAN WANG
                                          Susan Wang
                                          Secretary

Dated: December 11, 1998

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                            OF SOLECTRON CORPORATION
                   FISCAL 1998 ANNUAL MEETING OF SHAREHOLDERS


     The undersigned hereby appoints Koichi Nishimura and Susan Wang, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Solectron Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of the Company to be held at The Sheraton San Jose, 1801 Barber Lane, Milpitas, California 95035 on Tuesday, January 12, 1999 at 9:00 a.m. Pacific Time, and at any adjournment thereof (1) as hereinafter specified upon the proposals set forth below and as more particularly described in the Proxy Statement of the Company dated December 11, 1998 (the "Proxy Statement"), receipt of which is hereby acknowledged, and (2) in their discretion, upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Company's Annual Report for the year ended August 28, 1998.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 THROUGH 4. CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

[X] Please mark
    votes as in
    this example

1.  ELECTION OF DIRECTORS

       FOR ALL NOMINEES LISTED BELOW  [ ]            WITHHOLD  [ ]

     (EXCEPT AS MARKED TO THE CONTRARY BELOW AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW)

     Koichi Nishimura, Ph.D., Winston H. Chen, Ph.D., Richard A. D'Amore, Charles A. Dickinson, Heinz Fridrich, Kenneth E. Haughton, Ph.D., Paul R. Low, Ph.D., Osamu Yamada, Philip Gerdine, Ph.D., and William Hasler.

     (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below)

See Reverse Side

2. PROPOSAL TO AMEND THE COMPANY'S 1992 STOCK PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 5,700,000 SHARES.

               FOR [ ]      AGAINST [ ]      ABSTAIN [ ]

3. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING AUGUST 27, 1999.
               FOR [ ]      AGAINST [ ]      ABSTAIN [ ]

4. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY FROM 200,000,000 TO 400,000,000 SHARES.

               FOR [ ]      AGAINST [ ]      ABSTAIN [ ]

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

Signature:                                         Date:
          ---------------------------------------       ------------------------


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